Alight Holds Investor Day and Introduces Mid-Term Targets

– Company expects platform transformation to continue driving strong financial performance –

Lincolnshire, Ill., May 15, 2023—Alight (NYSE: ALIT or the “Company”), a leading cloud-based human capital technology and services provider, today hosted an investor day at the New York Stock Exchange. During the event, Alight executives presented on the Company’s platform strategy and shared mid-term financial targets. Alight clients discussed how they work with the Company to care for the wellbeing of their employees to keep them financially secure and healthy.

“As the industry’s premiere integrated employee experience platform, Alight is defining the future of employee wellbeing through the power of Alight Worklife®. During our Investor Day, we showcased how we are radically changing the way employees engage with their benefits and wellbeing programs by creating a differentiated and personalized experience that directly impacts costs for the individual and employer,” said Stephan Scholl, CEO of Alight. “We believe we are well-positioned to continue executing on our go-to market strategy and driving shareholder value creation.”

Mid-Term Business Outlook

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Annual BPaaS revenue growth of 15%+
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Annual total revenue growth of 6-8%
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Employer Solutions adjusted gross margin increase of 300-400 bps
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Adjusted EBITDA margin increase of 400-500 bps
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Operating cash flow conversion of 60-80%

Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

A video replay of today's Investor Day and downloadable copies of the slide presentation can be found at https://investor.alight.com/events-and-presentations/investor-day/default.aspx

About Alight Solutions

Alight is a leading cloud-based human capital technology and services provider that powers confident health, wealth, and wellbeing decisions for 36 million people and dependents. Our Alight Worklife® platform combines data and analytics with a simple, seamless user experience. Supported by our global delivery capabilities, Alight Worklife is transforming the employee experience for people around the world. With personalized, data-driven health, wealth, pay and wellbeing insights, Alight brings people the security of better outcomes and peace of mind throughout life’s big moments and most important decisions. Learn how Alight unlocks growth for organizations of all sizes at alight.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance and outlook for Alight’s business, financial results, liquidity and capital resources, and other non-historical statements, including statements in the “Mid-Term Business Outlook” section of this press release. In some cases, these forward-looking statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “appears,” “approximates,” “foresees,” “might,” “possible,” “would” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks related to declines in economic activity in the industries, markets, and regions our clients serve, including as a result of increases in inflation rates or interest rates or changes in monetary and fiscal policies, bank failures, risks related to the performance of our information technology systems and networks, risks related to our ability to maintain the security and privacy of confidential and proprietary information, risks related to changes in regulation, and, competition in our industry. Additional factors that could cause Alight’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of Alight’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on March 1, 2023, as such factors may be updated from time to time in Alight's filings with the SEC, which are, or will be, accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be considered along with other factors noted in this presentation and in Alight’s filings with the SEC. Alight undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The presentation of non-GAAP financial measures herein is used to enhance our investors’ and lenders’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and intangible amortization adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance, is a non-GAAP financial measure used by management and our stakeholders to provide useful supplemental information that enables a better comparison of our performance across periods. Both Adjusted EBITDA and Adjusted EBITDA less Capital Expenditures are non-GAAP measures that are used by management and stakeholders to evaluate our core operating performance.

Operating Cash Flow Conversion is defined as cash provided by operating activities divided by Adjusted EBITDA. Operating Cash Flow Conversion is used by management and stakeholders to evaluate our core operating performance.

Adjusted gross profit is defined as revenue less cost of services adjusted for depreciation, amortization and share-based compensation. Adjusted gross profit margin percent is defined as adjusted gross profit divided by revenue. Management uses adjusted gross profit and adjusted gross profit margin percent as key measures in making financial, operating and planning decisions and in evaluating our performance. We believe that presenting adjusted gross profit and adjusted gross profit margin percent is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison between periods.

Investor Contact:

Jeremy Cohen

Investor.Relations@alight.com

Media Contacts:

MacKenzie Lucas

Mackenzie.Lucas@alight.com